June 13, 2024
Mammoth Energy Services, Inc.
14201 Caliber Drive, Suite 300
Oklahoma City, Oklahoma 73134

Re: Mammoth Energy Services, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mammoth Energy Services, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and, to the extent applicable, one or more supplements to the Prospectus (each, a “Prospectus Supplement”), on the terms to be determined at the time of each offering, (i) by the Company of up to $500,000,000 aggregate amount of shares (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) by the selling stockholders identified in the Registration Statement or any other selling stockholders to be identified in one or more Prospectus Supplements (the “Selling Stockholders”) of up to an aggregate of 23,527,161 shares of Common Stock (the “Secondary Shares”), of which Secondary Shares (A) an aggregate of 23,499,305 shares of Common Stock have been issued and are outstanding as of the date hereof (the “Issued Secondary Shares”) and (B) up to an aggregate of 27,856 shares of Common Stock that will be issued by the Company to certain of the Selling Stockholders upon vesting and settlement of the outstanding restricted stock units awards (“RSUs”) held by certain of the Selling Stockholders as of the date hereof, which RSUs were granted under the Company’s 2024 Equity Incentive Plan (the “Plan”), and the applicable award agreements (the “RSU Secondary Shares”). The Primary Shares and the Secondary Shares are collectively referred to in this letter as the “Shares.” This letter is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed the existence and entity power of each party to any document referred to herein other than the Company and that, upon sale and delivery of the Primary Shares and vesting and settlement or sale and delivery of the RSU Secondary Shares, the certificates for such Shares will conform to the specimen thereof incorporated by reference as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock or, if uncertificated, valid book-entry notations for the issuance of the Primary Shares and the RSU Secondary Shares in uncertificated form will have been duly made in the share register of the
2300 N. Field Street | Suite 1800 | Dallas, Texas 75201-2481 | 214.969.2800 | fax: 214.969.4343 | akingump.com

June 13, 2024
Mammoth Energy Services, Inc.

Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to the Shares constituting Primary Shares, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Primary Shares, the terms of the offering thereof and related matters, (ii) the applicable definitive underwriting, purchase or other agreement providing for the issuance and sale thereof by the Company has been duly executed and delivered and (iii) such Primary Shares have been duly issued and delivered by the Company in accordance with the terms of such agreement against payment (or delivery) of the consideration payable therefor as determined by the Board of Directors of the Company or any duly authorized committee thereof (the “Board”) and as provided for in such agreement, such Primary Shares will be duly authorized, validly issued, fully paid and non-assessable.

2. The Issued Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

3. With respect to the Shares constituting the RSU Secondary Shares, when the RSU Secondary Shares have been issued and delivered upon payment therefor in accordance with the terms of the Plan, the Company’s certificate of incorporation and bylaws, as they may be amended from time to time, and the applicable award agreements, the RSU Secondary Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A) We have assumed that, in the case of each offer and sale of Primary Shares: (i) at the time of the issuance of such Shares, the Company (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, and (b) will have the necessary corporate power and due authorization, and the certificate of incorporation and bylaws of the Company will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (ii) the issuance and sale of such Shares will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws of the Company, and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which the Company’s securities are listed for trading) having jurisdiction over the Company; (iii) sufficient shares of Common Stock will be authorized for the issuance of such Shares under the certificate of incorporation of the Company that have not otherwise been issued or reserved or otherwise committed for issuance; and (iv) the consideration for the issuance and sale of such Shares established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement will not be less than the par value of the Common Stock.

June 13, 2024
Mammoth Energy Services, Inc.

(B) We have assumed that, with respect to the Shares constituting the RSU Secondary Shares, (i) each RSU award agreement setting forth the terms of each RSU award granted pursuant to the Plan is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto, (ii) at the time of each issuance of the RSU Secondary Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company’s certificate of incorporation that have not otherwise been issued or reserved or committed for issuance, and (iii) the consideration per share for the RSU Secondary Shares issued pursuant to the Plan and the applicable award agreements is not less than the par value of the RSU Secondary Shares.

(C) We express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law.

(D) This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity or any other circumstance.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP